Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP) iShares Core 1-5 Year USD Bond ETF (ISHISTB)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Investment Grade Bond Portfolio (BR-IG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
(SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
06-08-2015
Security Type:
BND/CORP

Issuer
Exelon Corporation (2020)
Selling Underwriter
Goldman, Sachs & Co.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Barclays Capital Inc., Goldman, Sachs & Co.,
Mizuho Securities USA Inc., BNP Paribas Securities
Corp., Mitsubishi UFJ Securities (USA), Inc.,
Scotia Capital (USA) Inc., Citigroup Global
Markets Inc., Credit Suisse Securities (USA) LLC,
J.P. Morgan Securities LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Wells Fargo
Securities, LLC, RBC Capital Markets, LLC, U.S.
Bancorp Investments, Inc., BNY Mellon Capital
Markets, LLC, CIBC World Markets Corp., Credit
Agricole Securities (USA) Inc., KeyBanc Capital
Markets Inc., PNC Capital Markets LLC, SMBC Nikko
Securities America, Inc., TD Securities (USA) LLC,
The Williams Capital Group, L.P., Apto Partners,
LLC, Blaylock Beal Van, LLC, Loop Capital Markets
LLC, Mischler Financial Group, Inc., Siebert
Brandford Shank & Co., L.L.C., The Huntington
Investment Company
Transaction Details
Date of Purchase
06-08-2015

Purchase Price/Share(per share / % of par)
$99.981
Total Commission, Spread or Profit
0.600%

1.  Aggregate Principal Amount Purchased (a+b)
$30,000,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$12,141,000
b.  Other BlackRock Clients
$17,859,000
2.  Aggregate Principal Amount of Offering
$900,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less
than 0.25
0.03333


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dillip Behera
Date
06-11-2015

Global Syndicate Team Member


Approved by:
Steven DeLaura
Date
06-11-2015

Global Syndicate Team Member